Exhibit 10.31

This instrument prepared by

and when recorded, return to:

Kilpatrick Townsend & Stockton LLP

1100 Peachtree Street, Suite 2800

Atlanta, Georgia 30309

Attn: Real Estate - Capital Markets (MAP)

Ref: Berkadia/Shops at Shelby Crossing (ARC)

(33979/912681)

Tax Parcel ID No. C-26-34-28-040-0010-0010

ABOVE SPACE FOR RECORDER'S USE

Berkadia Loan No. 01-0085535

ASSUMPTION AND RELEASE AGREEMENT

THIS ASSUMPTION AND RELEASE AGREEMENT (this "Agreement") is entered into and made effective as of the 5th day of September, 2014 (the "Effective Date"), by and among SEBRING LANDING, LLC, a Delaware limited liability company ("Original Borrower"), with a mailing address at 15436 North Florida Avenue, Suite 200, Tampa, FL 33613, Attn: James D. Palermo, Esquire, DEBARTOLO REAL ESTATE INVESTMENTS, LLC, a Florida limited liability company, whose address is 15436 North Florida Avenue, Suite 200, Tampa, FL 33613, Attn: James D. Palermo, Esquire ("Original Guarantor" and together with Original Borrower, "Original Indemnitors"), ARC SSSEBFL001, LLC, a Delaware limited liability company ("New Borrower"), with a mailing address at c/o American Realty Capital, 405 Park Avenue, 14th Floor, New York, New York 10022, Attention: Jesse C. Galloway, Esq., AMERICAN REALTY CAPITAL – RETAIL CENTERS OF AMERICA, INC., a Maryland corporation, and AMERICAN REALTY CAPITAL RETAIL OPERATING PARTNERSHIP, L.P., a Delaware limited partnership (each individually and collectively, "New Guarantor", and together with New Borrower, "New Indemnitor"), with a mailing address at c/o American Realty Capital, 405 Park Avenue, 14th floor, New York, New York 10022, Attention: Jesse C. Galloway, Esq., and WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee on behalf of the Registered Holders of GS Mortgage Securities Corporation II, Commercial Mortgage Pass-Through Certificates Series 2014-GC20 ("Lender"), with a mailing address at c/o Berkadia Commercial Mortgage LLC, 118 Welsh Road, Horsham, Pennsylvania 19044, Attn. Client Relations Manager for Loan No. 01-0085535 ("Berkadia").

RECITALS:

The following recitals are a material part of this Agreement:

A.           Goldman Sachs Mortgage Company, a New York limited partnership ("Original Lender"), made a real estate loan (the "Loan") to Original Borrower, which Loan is evidenced by that certain Amended, Restated, Consolidated and Increased Promissory Note dated March 6, 2014, from Original Borrower in the original principal amount of Twenty-four Million Four Hundred Thousand and No/100 Dollars ($24,400,000.00) (together with all addenda, modifications, amendments, riders, exhibits and supplements thereto, the "Note"). The Loan is evidenced, governed and/or secured by the following agreements and documents, all executed and delivered by the Original Borrower for the benefit of Original Lender, unless otherwise stated:

1.          that certain Amended and Restated Mortgage, Assignment of Rents and Leases, Collateral Assignment of Property Agreements, Security Agreement and Fixture Filing dated of even date with the Note (together with all addenda, modifications, amendments, riders, exhibits and supplements thereto, the "Security Instrument"), recorded on March 7, 2014, in Book 2419, Page 162 in the official land records of Highlands County, Florida (the "Recorder's Office"), encumbering the real property described on Exhibit A attached hereto and by this reference incorporated herein and as more particularly described in the Security Instrument (together with all other property, real and personal, encumbered by the Security Instrument, the "Property").

2.          that certain Loan Agreement dated of even date with the Note (together with all addenda, modifications, amendments, riders, exhibits and supplements thereto, the "Loan Agreement").

3.          that certain Mortgage Loan Cooperation Agreement dated of even date with the Note executed by Original Borrower and Original Guarantor in favor of Original Lender.

4.          that certain Cash Management Agreement dated of even date with the Note executed by and among Original Borrower, Original Lender, and Wells Fargo Bank, National Association, as the Cash Management Bank thereunder (together with all addenda, modifications, amendments, riders, exhibits and supplements thereto, the "Cash Management Agreement").

B.           In connection with the Loan, Original Borrower and/or Original Guarantor also executed and delivered, or caused to be executed and delivered, the following agreements and documents for the benefit of Original Lender:

1.          those certain UCC Financing Statements naming Original Borrower as debtor therein, and Original Lender as secured party therein, and filed in the Recorder's Office and in the public records of the Secretary of State of Delaware; and

2.          that certain Environmental Indemnity Agreement dated of even date with the Note (the "Original Environmental Indemnity"), executed by Original Indemnitors;

3.          that certain Guaranty dated of even date with the Note (the "Original Guaranty"), executed by Original Guarantor;

4.          that certain Consent and Agreement of Manager and Subordination of Management Agreement dated of even date with the Note, executed by Original Borrower and Continental Real Estate Companies Commercial Properties Corp., a Florida corporation, as the Manager thereunder, in favor of Original Lender;

5.          that certain Deposit Account Control Agreement (Hard Lockbox) dated of even date with the Note, executed by Original Borrower, Original Lender, and Wells Fargo

Bank, National Association, as the Bank thereunder ("Existing Depository Bank"); (the "Existing DACA - Hard Lock Box"); and

6.          that certain Deposit Account Control Agreement (Access Restricted After Notice) dated of even date with the Note, executed by Original Borrower, Original Lender, and Wells Fargo Bank, National Association, as the Bank thereunder (the "Existing DACA - Access Restricted After Notice").

The agreements and documents set forth in Recital A and Recital B above are hereinafter referred to collectively as the "Original Borrower's Loan Documents."

C.           Upon the Effective Date, New Borrower or New Guarantor, or both of them, as applicable, are executing and delivering, or are causing to be delivered, to Lender the following documents, all dated as of the Effective Date:

1.          those certain UCC Financing Statements naming New Borrower as debtor therein and naming Lender as secured party therein, to be filed in the Recorder's Office and the public records of the Secretary of State of Delaware;

2.          that certain Environmental Indemnity Agreement executed by New Borrower and New Guarantor in favor of Lender (the "New Environmental Indemnity");

3.          that certain Guaranty (the "New Guaranty") executed by New Guarantor in favor of Lender;

4.          that certain Consent and Agreement of Manager and Subordination of Management Agreement executed by Lincoln Retail REIT Services, LLC, a Delaware limited liability company, and New Borrower for the benefit of Lender;

5.          that certain First Amendment to Cash Management Agreement executed by New Borrower, Wells Fargo Bank, National Association, and Lender;

6.          that certain Deposit Account Control Agreement, or similar document acceptable to Lender, by and among New Borrower, Wells Fargo Bank, National Association, and Lender; and

7.          this Agreement.

The agreements and documents set forth in Recital A and Recital C above, together with all other documents evidencing, securing or otherwise pertaining to the Loan (other than the documents and agreements set forth in Recital B), and such other agreements and documents as Lender may reasonably require, are hereinafter referred to collectively as the "Loan Documents," and individually as a "Loan Document."

D.           Original Lender assigned, sold and transferred its interest in the Loan and the Original Borrower's Loan Documents to Lender pursuant to certain assignment documents including, without limitation, that certain Assignment of Amended and Restated Mortgage, Assignment of Rents and Leases, Collateral Assignment of Property Agreements, Security

Agreement and Fixture Filing recorded in Book 2426, Page 24 in the Recorder's Office, and Lender is the current holder of all of Original Lender's interest in the Loan and the Original Borrower's Loan Documents.

E.           Lender, as the holder of the Note and beneficiary under the Security Instrument, has been asked to consent to the transfer of the Property to New Borrower (the "Transfer") and the assumption by New Borrower and New Guarantor of the obligations of Original Borrower and Original Guarantor, respectively, under the Loan Documents (the "Assumption").

F.           Lender, acting by and through its servicer Berkadia, has agreed to consent to the Transfer and the Assumption subject to the terms and conditions stated below, including, without limitation, the execution and delivery of the agreements and documents set forth in Recital C above and such other documents and instruments as may be reasonably required by Lender.

G.           Unless the context requires otherwise, references in this Agreement to the Original Borrower's Loan Documents shall be deemed to refer to such documents as amended by this Agreement, and as such documents and the other Loan Documents may be further amended, modified, extended or replaced from time to time.

CONTRACTUAL PROVISIONS:

NOW, THEREFORE, in consideration of the Recitals, which are incorporated herein as if set forth below in full as a substantive, contractual part of this Agreement, and the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.             Acknowledgement of Debt.

(a)          Original Borrower and New Borrower confirm and acknowledge that the outstanding principal balance under the Note immediately prior to the Effective Date is $24,259,403.59, and the balances of all reserve and escrow accounts required under the Loan Documents are set forth on Schedule 1, attached hereto and made a part hereof. New Borrower declares and acknowledges, for the specific reliance and benefit of Lender, that (i) New Borrower has no right, claim, defense or right of offset of any kind or in any amount with respect to the Note, the Security Instrument or any of the other Loan Documents, and (ii) no amounts paid by New Borrower or Original Borrower to Lender pursuant to or in connection with the execution and delivery of this Agreement pursuant to Section 17 of this Agreement or similar amounts so paid shall be applied to or set off against the principal balance of the Note.

(b)          The parties acknowledge and agree that Lender shall continue to hold the balances in cash management, lock box, escrow and reserve accounts, if any (collectively referred to in this subparagraph (b) as the "Accounts"; which Accounts shall not include the existing Operating Account of Original Borrower), in accordance with the terms of the Loan Documents. Original Borrower and Original Guarantor covenant and agree that Lender has no further duty or obligation of any nature to Original Borrower or Original Guarantor relating to the Accounts, all of which Original Borrower does hereby assign, transfer and convey to New Borrower, that Original Borrower has no right to, and shall not, withdraw funds from the Accounts, and that any funds to be allocated to or deposited in the Operating Account pursuant to the terms of the Loan Documents from and after the Effective Date will be allocated to or deposited in New Borrower's Operating Account. All Accounts held by Lender in connection with the Loan Documents shall, from and after the Effective Date, be for the account of New Borrower.

2.             Conditions Precedent; Consent to Transfer.

(a)          Original Borrower represents and warrants to Lender as of the Effective Date that Original Borrower has satisfied all requirements in connection with the assumption of the Loan set forth in the Original Borrower's Loan Documents and that certain conditional consent letter issued by Berkadia and executed by Original Borrower and New Borrower.

(b)          In reliance upon the representations, warranties and covenants set forth herein by Original Borrower, Original Guarantor, New Borrower and New Guarantor, Lender hereby consents to the Transfer and the Assumption and waives its right to declare an Event of Default or accelerate the Loan pursuant to any provision of the Original Borrower's Loan Documents which might otherwise provide such right to Lender solely on account of such Transfer and Assumption. Lender's consent to the Transfer and the Assumption is not intended to be and shall not be construed as a consent to any subsequent transfer or assumption which requires Lender's consent pursuant to the terms of the Security Instrument or any other Loan Document.

(c)          New Borrower hereby authorizes the Lender to file any and all UCC financing statements and UCC financing statement amendments (naming New Borrower as "Debtor" and Lender as "Secured Party") as Lender may deem necessary from time to time, including, without limitation, financing statements containing the description "all assets of Debtor" or "all personal property of Debtor" or similar language.

3.             Assumption of Obligations. As of the Effective Date, Original Borrower does hereby assign, transfer and convey to New Borrower all of its right, title and interest in and to the Loan Documents, and New Borrower hereby unconditionally assumes the Loan Documents and agrees to comply with all covenants and obligations therein, including, without limitation, the obligation to pay the unpaid balance due and owing on the Loan and all interest thereon. Without limiting the foregoing, New Borrower agrees to keep and observe all of the covenants, terms and conditions required to be kept, observed and performed pursuant to the Note, the Security Instrument and all of the other Loan Documents, to the same effect as if New Borrower was the original maker of, and a party to, the Loan Documents including, but not limited to, payment of all sums presently outstanding under the Note. New Borrower hereby adopts, ratifies and confirms as of the Effective Date the covenants of Original Borrower contained in the Loan Documents, and makes, with respect to itself and the Property, the representations and warranties of the "Borrower" as set forth under the Loan Documents to the extent same are applicable to New Borrower, the Loan, or the Property (including the use, enjoyment, operation, and occupancy thereof) as of the date of this Agreement (including the representations and warranties set forth in Article 4 of the Loan Agreement (other than those set forth in Section 4.1(b) and in Section 4.18)). New Borrower hereby grants to Lender a security interest in its respective right, title and interest in, to and under the Property.

4.             Limited Release of Original Borrower and Original Guarantor; Reaffirmation.

(a)          In reliance upon the representations, warranties and covenants set forth herein by Original Borrower, Original Guarantor, New Borrower and New Guarantor, Lender hereby releases: (i) Original Borrower from any liability for repayment of the principal and interest under the terms of the Note, the Security Instrument and the other Original Borrower's Loan Documents, and other obligations under the Original Borrower's Loan Documents, to the extent such obligations arise from matters not otherwise caused by it (or them) first occurring from and after the Effective Date; and (ii) Original Guarantor from any liability under the Original Guaranty and the Original Environmental Indemnity to the extent arising from matters not otherwise caused by either of them first occurring from and after the Effective Date. Lender hereby reserves all rights it may have against Original Borrower and Original Guarantor for acts, omissions or events occurring prior to the Effective Date.

(b)          The release of Original Borrower and Original Guarantor provided for in Section 4(a) above shall be deemed withdrawn and shall have no effect to the extent that this Agreement is held to be void or is determined to be unenforceable by any court in a final non-appealable order as a result of any action or inaction by or on behalf of Original Borrower or Original Guarantor, or if any representation or warranty by Original Borrower or Original Guarantor made in connection with this Agreement is false or misleading in any material respect when made. In all cases, Original Borrower and Original Guarantor, as applicable, shall bear the burden of proof on the issue of the time at which an act or event first occurred or an obligation first arose which is the subject of claimed liability under any of the Loan Documents.

(c)          Notwithstanding anything to the contrary contained herein, and subject to the release contained in Section 4(a) hereof, Original Borrower and Original Guarantor do hereby ratify and confirm their respective obligations under the Original Borrower's Loan Documents to the extent arising or resulting from acts, omissions or events occurring prior to the Effective Date.

5.             Representations.

(a)          New Borrower represents and warrants to Berkadia and Lender as of the Effective Date that:

(i)          New Borrower is duly organized, validly existing and in good standing under the laws of its state of formation or organization and is duly qualified and authorized to conduct business in the State in which the Property is located, and has full power and authority to own, lease and operate the Property, and to conduct its affairs as now being conducted and as proposed to be conducted;

(ii)         This Agreement and the other documents executed in connection herewith have been duly executed and delivered by New Borrower. This Agreement and the Loan Documents to which New Borrower is a party, by assumption or otherwise, constitute legal, valid and binding obligations of New

Borrower, enforceable against New Borrower in accordance with their respective terms, subject to bankruptcy, insolvency and other similar laws affecting the rights of creditors generally;

(iii)        New Borrower has received and reviewed copies of all of the Loan Documents;

(iv)        Neither New Borrower, New Guarantor nor, to New Borrower's current, actual knowledge, any person owning membership interests in New Borrower or, as applicable, stock or partnership interests in New Guarantor (except that New Borrower's knowledge shall not require any investigation into ownership of publicly traded stock or other publicly traded securities), is a country, territory, individual or entity named on a list maintained by the U.S. Treasury Department's Office of Foreign Assets Control ("OFAC"), or is a Specially Designated National or Blocked Person under the programs administered by OFAC;

(v)         No equity interest in New Borrower has been pledged, hypothecated or otherwise encumbered as security for any obligation, no closing funds paid in connection with the closing of the Transfer and Assumption are secured, directly or indirectly, by an interest in New Borrower or by any collateral assigned to Lender or otherwise securing the Loan (and, without limitation, no seller financing is being provided in connection with the Transfer and Assumption), and no capital contributed to New Borrower was made in the form of a loan;

(vi)        There is no litigation or other proceeding against New Borrower pending or overtly threatened, by written communication to New Borrower, wherein an unfavorable decision would be reasonably expected to result in a Material Adverse Effect (including a material adverse change in the financial condition of New Borrower);

(vii)       New Borrower has full power and authority to enter into, execute, deliver and perform this Agreement and the other Loan Documents contemplated herein to which it is a party and such execution, delivery and performance (A) have been duly and validly authorized by all necessary limited liability company actions on the part of New Borrower, (B) does not conflict with or result in a violation of New Borrower's organizational documents or any judgment, order or decree of any court or arbiter in any proceeding to which New Borrower is a party, and (C) does not conflict with, or constitute a material breach of, or constitute a material default under, any contract, agreement or other instrument by which New Borrower is bound or to which New Borrower is a party, which, in any of the foregoing cases, would be reasonably expected to result in a Material Adverse Effect (including a material adverse change in the financial condition of New Borrower);

(viii)      There is no bankruptcy, receivership or insolvency proceeding pending or threatened against New Borrower; and

(ix)         No proceeding is pending for the dissolution or annulment of New Borrower, and all license, income and franchise taxes due and payable by New Borrower have been paid in full.

(b)          Each New Guarantor individually represents and warrants with respect to itself to Berkadia and Lender as of the Effective Date that:

(i)          Such New Guarantor is duly organized, validly existing and in good standing under the laws of the state of its formation and has full power and authority to conduct its affairs as now being conducted and as proposed to be conducted;

(ii)         This Agreement, the New Guaranty, the New Environmental Indemnity and the other documents executed by such New Guarantor in connection herewith have been duly executed and delivered by it. This Agreement, the New Guaranty, the New Environmental Indemnity and such other documents constitute such New Guarantor's legal, valid and binding obligations, enforceable against such New Guarantor in accordance with their respective terms, subject to bankruptcy, insolvency and other similar laws affecting the rights of creditors generally;

(iii)        Such New Guarantor has received and reviewed copies of all of the Loan Documents;

(iv)        There is no litigation or other proceeding against such New Guarantor pending or overtly threatened, by written communication to such New Guarantor, wherein an unfavorable decision would be reasonably expected to result in a Material Adverse Effect (including a material adverse change in the financial condition of such New Guarantor);

(v)         Such New Guarantor has full power and authority to enter into, execute, deliver and perform this Agreement and the other Loan Documents contemplated herein to which it is a party, and such execution, delivery and performance: (A) have been duly and validly authorized by all necessary corporate or partnership, as applicable, actions on the part of such New Guarantor; (B) does not conflict with or result in a violation of such New Guarantor's organizational documents or any judgment, order or decree of any court or arbiter in any proceeding to which such New Guarantor is a party which conflict would be reasonably expected to result in a Material Adverse Effect (including a material adverse change in the financial condition of such New Guarantor); and (C) does not conflict with, or constitute a material breach of, or constitute a material default under, any contract, agreement or other instrument by which such New Guarantor is bound or to which such New Guarantor is a party, which, with respect to any such conflict, material breach or material default, would be reasonably expected to result in a Material Adverse Effect (including a material adverse change in the financial condition of such New Guarantor);

(vi)        There is no bankruptcy, receivership or insolvency proceeding pending or threatened against such New Guarantor; and

(vii)       No proceeding is pending for the dissolution or annulment of such New Guarantor, and all license, income and franchise taxes due and payable by such New Guarantor have been paid in full.

(c)          Original Borrower represents and warrants to Berkadia, Lender and New Borrower as of the Effective Date that:

(i)          Contemporaneously with the execution and delivery hereof, Original Borrower has conveyed and transferred the Property to New Borrower;

(ii)         Contemporaneously with the execution and delivery hereof, Original Borrower has assigned and transferred to New Borrower the Tenant Leases (as hereinafter defined), and Original Borrower has retained no rights therein or thereto;

(iii)        Original Borrower has not received a security instrument or security agreement from New Borrower encumbering the Property to secure the payment of any sums due Original Borrower or obligations to be performed by New Borrower;

(iv)        There exist no defenses, offsets or counterclaims by Original Borrower to this Agreement or the Original Borrower's Loan Documents;

(v)         There are no defaults by Original Borrower under the provisions of Original Borrower's Loan Documents executed or assumed by Original Borrower, nor are there any conditions which with the giving of notice or the passage of time or both may constitute a default by Original Borrower under the provisions of the Original Borrower's Loan Documents;

(vi)        The Original Borrower's Loan Documents are in full force and effect;

(vii)       There are no subordinate liens of any kind covering or relating to the Property, nor are there any mechanics' liens or liens for delinquent taxes or assessments encumbering the Property, nor has notice of a lien or notice of intent to file a lien been received;

(viii)      To Original Borrower's knowledge, there are no pending or threatened condemnation or annexation proceedings affecting the Property, or any agreements to convey any portion of the Property or any rights thereto not disclosed in this Agreement, including, without limitation, to any governmental agency;

(ix)         The certified rent roll for the Property provided to Lender of even date herewith, is a true, complete and accurate list of all tenant leases ("Tenant Leases" or individually a "Tenant Lease") affecting the Property as of the Effective Date hereof;

(x)          There is no litigation or other proceeding against Original Borrower or the Property pending or overtly threatened, by written communication to Original Borrower, wherein an unfavorable decision might reasonably result in a Material Adverse Effect (including a material adverse change in the financial condition of Original Borrower);

(xi)         There is no bankruptcy, receivership or insolvency proceeding pending or threatened against Original Borrower;

(xii)        No proceeding is pending for the dissolution or annulment of Original Borrower, and all license, income and franchise taxes due and payable by Original Borrower have been paid in full; and

(xiii)       Original Borrower has full power and authority to enter into, execute, deliver and perform this Agreement and such execution, delivery and performance (A) have been duly and validly authorized by all necessary actions on the part of Original Borrower, (B) does not conflict with or result in a violation of Original Borrower's organizational documents or any judgment, order or decree of any court or arbiter in any proceeding to which Original Borrower is a party, and (C) does not conflict with, or constitute a material breach of, or constitute a material default under, any contract, agreement or other instrument by which Original Borrower is bound or to which Original Borrower is a party.

(d)          Original Guarantor represents and warrants to Berkadia and Lender as of the Effective Date that:

(i)          As of the Effective Date, there is no Event of Default or event which with the passage of time or the giving of notice, or both, would constitute an Event of Default under the Loan Documents executed or assumed by Original Guarantor;

(ii)         The Original Borrower's Loan Documents executed by Original Guarantor are in full force and effect;

(iii)        There is no litigation or other proceeding against Original Guarantor pending or overtly threatened, by written communication to Original Guarantor, wherein an unfavorable decision might reasonably result in a Material Adverse Effect (including a material adverse change in the financial condition of Original Guarantor);

(iv)        Original Guarantor has full power and authority to enter into, execute, deliver and perform this Agreement, and such execution, delivery and performance (A) have been duly and validly authorized by all necessary action on the part of Original Guarantor, (B) does not conflict with or result in a violation of Original Guarantor's organizational documents or any judgment, order or decree of any court or arbiter in any proceeding to which Original Guarantor is a party, and (C) does not conflict with, or constitute a material breach of, or constitute a material default under, any contract, agreement or other instrument by which Original Guarantor is bound or to which Original Guarantor is a party;

(v)         There is no bankruptcy, receivership or insolvency proceeding pending or threatened against Original Guarantor; and

(vi)        No proceeding is pending for the dissolution or annulment of Original Guarantor, and all license, income and franchise taxes due and payable by Original Guarantor have been paid in full.

(e)          Berkadia and Lender represent and warrant to New Borrower as of the Effective Date that:

(i)          Lender is the current holder of the entirety of the Loan and the Original Borrower's Loan Documents;

(ii)         There are no defaults by Original Borrower under the provisions of Original Borrower's Loan Documents executed or assumed by Original Borrower, nor are there any conditions which with the giving of notice or the passage of time or both may constitute a default by Original Borrower under the provisions of the Original Borrower's Loan Documents.

6.          Financial Information. New Borrower and New Guarantor hereby each represents and warrants to Lender that all information and materials regarding New Guarantor, New Borrower and their affiliates provided by or on behalf of New Borrower and New Guarantor to Berkadia were true and correct in all material respects as of the date of delivery thereof and remain materially true and correct as of the Effective Date.

7.          Addresses. Lender, New Borrower and New Guarantor agree that all notice provisions contained in the Loan Documents are hereby modified to amend the notice addresses for Lender, New Borrower and New Guarantor, and that, from and after the Effective Date, the notice addresses for Lender, New Borrower and New Guarantor are as set forth in the preamble to this Agreement.

8.          Additional Modifications to Loan Documents. On and subject to the terms and conditions of this Agreement and in strict reliance on the representations, warranties, acknowledgements and covenants set forth in this Agreement, the Loan Documents are hereby modified and amended as set forth on Schedule 2 attached hereto and incorporated herein by this reference.

9.          Release of Berkadia and Lender. Original Borrower, New Borrower, Original Guarantor and New Guarantor hereby each unconditionally and irrevocably releases and forever discharges Berkadia, Lender and their respective successors, assigns, agents, directors, officers, employees, and attorneys (collectively, the "Indemnitees") from all Claims, as hereinafter defined, and agrees, individually, on behalf of itself only, to indemnify the Indemnitees, hold the Indemnitees harmless, and defend the Indemnitees with counsel reasonably acceptable to the Indemnitees from and against any and all claims, losses, causes of action, costs and expenses of every kind or character in connection with the Claims and/or the transfer of the Property in connection with this Agreement. As used in this Agreement, the term "Claims" shall mean any and all possible claims, demands, actions, costs, expenses and liabilities whatsoever, known or unknown, at law or in equity, originating in whole or in part on or before the Effective Date, which the applicable individual indemnifying party (Original Borrower, New Borrower, Original Guarantor or New Guarantor) or its respective directors, partners, principals, affiliates, members, shareholders, officers, agents, employees or successors, may now or hereafter have against the Indemnitees, if any, and irrespective of whether any such Claims arise out of contract, tort, violation of laws, or regulations, or otherwise in connection with the Loan or any of the Loan Documents or the Original Borrower's Loan Documents, including, without limitation, any contracting for, charging, taking, reserving, collecting or receiving interest in excess of the highest lawful rate applicable thereto and any loss, cost or damage, of any kind or character, arising out of or in any way connected with or in any way resulting from the acts, actions or omissions of any of the Indemnitees, including any requirement that the Loan Documents or the Original Borrower's Loan Documents be modified as a condition to the transactions contemplated by this Agreement. Original Borrower, New Borrower, Original Guarantor and New Guarantor agree that Berkadia and Lender have no fiduciary or similar obligations to Original Borrower, New Borrower, Original Guarantor or New Guarantor or either of them and that their relationship is strictly that of creditor and debtor. This release is accepted by Berkadia and Lender pursuant to this Agreement and shall not be construed as an admission of liability on the part of either of them. Original Borrower, New Borrower, Original Guarantor and New Guarantor each, individually on behalf of itself only, hereby represents and warrants that it is the current legal and beneficial owner of all Claims, if any, released hereby and that it has not assigned, pledged or contracted to assign or pledge any such Claim to any other person.

10.         Confirmation of Waivers. New Borrower, without limiting the generality of its obligations under the Loan Documents, hereby confirms and ratifies the submission to jurisdiction and waivers set forth in the Loan Documents.

11.         Binding Effect. This Agreement shall be binding upon the parties and their respective heirs, executors, administrators, successors, permitted assigns and representatives.

12.         Ratification. Lender and New Borrower hereby ratify and affirm all of the Loan Documents and all of its or the other's, as applicable, respective rights, agreements, obligations, priorities, reservations, promises and waivers as made and agreed and contained therein and as assumed pursuant to this Agreement by New Borrower, all of which shall remain in full force and effect.

13.         No Impairment of Lien; No Satisfaction. Nothing set forth herein shall affect the priority or extent of the lien of the Security Instrument or any of the other Loan Documents, nor, except as expressly set forth herein, release or change the liability of any party who may now be or after the Effective Date become liable, primarily or secondarily, under the Loan Documents. This Agreement does not, and shall not be construed to, constitute the creation of new indebtedness or the satisfaction, discharge or extinguishment of the debt secured by the Loan Documents.

14.         Third Party Beneficiary Status of Berkadia. New Borrower, Original Borrower, Original Guarantor and New Guarantor hereby each acknowledges and agrees that Berkadia and its successors and assigns are all intended third party beneficiaries of this Agreement.

15.         Bankruptcy Remote Single Purpose Entities. New Borrower is currently a bankruptcy-remote single purpose entity and will take all necessary company action (including, but not limited to, revising and filing charter and control documents in form, substance and structure as may be reasonably required by Lender) in order for the New Borrower to continue as a bankruptcy-remote single purpose entity to the extent required under the Loan Documents.

16.         Compliance with Anti-Terrorism, Embargo, Sanctions and Anti-Money Laundering Laws. New Borrower shall comply in all material respects with all Legal Requirements relating to money laundering, anti-terrorism, trade embargos and economic sanctions now or hereafter in effect. Without limitation of any other term or provision of this Agreement, the representations, warranties, and covenants set forth in Sections 4.19, 4.39, 5.20, and 9.25 of the Loan Agreement and any other representations, warranties, and covenants set forth in the Loan Documents relating to Embargoed Persons, any Federal Trade Embargo (including the PATRIOT Act), the OFAC List, and similar matters are hereby incorporated herein as if fully set forth in this Agreement, and Borrower hereby makes all such representations and warranties as of the Effective Date and agrees to assume, comply with, perform, and keep and observe all such covenants.

17.         Fees. Original Borrower, New Borrower and Lender have agreed that, simultaneously with the execution hereof, all reasonable, out-of-pocket costs and charges arising in connection with the execution of this Agreement, including without limitation, all reasonable attorneys' fees, title company fees, title insurance premiums, recording costs and other closing costs incurred by Lender in connection with this Agreement, will be paid by Original Borrower and/or New Borrower as of the Effective Date, and that Lender shall have no obligation whatsoever for payment thereof. New Borrower acknowledges and agrees that none of the fees, costs, and charges paid in connection with the execution of this Agreement shall be applied to or set off against the principal balance of the Note.

18.         Miscellaneous.

(a)          Choice of Law. The validity and enforcement of this Agreement and the other Loan Documents, to the extent they involve the creation, perfection, validity, assignment, modification and enforcement of liens and security interests against property located in the state in which the Property is located, are intended to be governed by the laws of the state in which the Property is located. All other aspects of the transaction contemplated by this Agreement and the indebtedness evidenced by the Note, and the Loan Documents shall be governed by the laws of the State of New York, all as contemplated in Section 9.2 of the Loan Agreement and in Section 7.12 of the Security Instrument.

(b)          Severability. This Agreement is intended to be performed in accordance with and only to the extent permitted by applicable law. If any provisions of this Agreement or the application thereof to any person or circumstance shall, for any reason and to any extent, be invalid or unenforceable, the remainder of this Agreement and the application of such provision to other persons or circumstances shall not be affected thereby, but rather shall be enforced to the greatest extent permitted by law.

(c)          Modifications. No change or modification of this Agreement shall be valid unless the same is in writing and signed by all parties hereto.

(d)          Complete Agreement. This Agreement and the Loan Documents represent the complete agreement among the parties with regard to the items set forth herein, and there are no representations, covenants, warranties, agreements or conditions, oral or written, between the parties not set forth in this Agreement and the Loan Documents.

(e)          Headings. Section, paragraph or other headings contained in this Agreement are for reference purposes only and are not intended to affect in any way the meaning or interpretation of this Agreement.

(f)          Counterparts. This Agreement may be executed in any number of counterparts, each of which when taken together shall be deemed an original constituting one and the same document.

(g)          Joint and Several Liability. If the signature page hereto identifies more than one "New Borrower", each New Borrower is jointly and severally liable to perform the obligations of New Borrower hereunder, and all representations, warranties, covenants and agreements made by New Borrower are joint and several.

19.         Supremacy Clause. It is hereby agreed that the terms and conditions of the Security Instrument, the Note and other Loan Documents, as modified by this Agreement, shall remain in full force and effect and shall be binding upon New Borrower. It is understood and agreed that in the event there is any conflict between the terms and provisions of the Security Instrument, the Note or any other Loan Document (other than this Agreement) and any express modification of the Loan Documents set forth in this Agreement, the terms and provisions of any such express modification shall prevail. Subject to any applicable notice and cure period as may be set forth in Section 7.1(k) of the Loan Agreement, a default under the terms and conditions of this Agreement by New Borrower shall constitute a default under the terms and conditions of the Security Instrument, the Note and other Loan Documents.

20.         Waiver of Trial by Jury. ORIGINAL BORROWER, NEW BORROWER, ORIGINAL GUARANTOR AND NEW GUARANTOR HEREBY WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, THE RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM, WHETHER IN CONTRACT, TORT OR

OTHERWISE, RELATING DIRECTLY OR INDIRECTLY TO THE LOAN, THE APPLICATION FOR THE LOAN, THE NOTE, THE LOAN DOCUMENTS OR ANY ACTS OR OMISSIONS OF LENDER, ITS OFFICERS, EMPLOYEES, DIRECTORS OR AGENTS IN CONNECTION THEREWITH.

21.         Further Assurances. Original Borrower, Original Guarantor, New Borrower and New Guarantor shall cooperate with Lender and shall execute and deliver, or cause to be executed and delivered, all such other documents and instruments, and shall take all such other action that Lender may reasonably request from time to time in order to accomplish and satisfy the provisions and purposes of this Agreement, including such confirmations and/or corrective instruments as Lender reasonably may require.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have executed this Assumption and Release Agreement as of the day and year first above written.

WITNESSES:		ORIGINAL BORROWER:

SEBRING LANDING, LLC,
a Delaware limited liability company
/s/ Linda Pearce
Print Name:	Linda Pearce
		By:	/s/ Geza Henni
/s/ Valerie Panou			Name: Geza Henni
Print Name:	Valerie Panou		Title: President

STATE OF FLORIDA	)
	)	SS:
COUNTY OF HILLSBOROUGH	)

This instrument was acknowledged before me this ____ day of August, 2014 by Geza Henni as President of SEBRING LANDING, LLC, a Delaware limited liability company, on behalf of said limited liability company. He is personally known or has produced _______________________ as identification.

WITNESS my hand and seal the day and year aforesaid.

NOTARY PUBLIC

(SEAL)

[Signatures continue on next page]

WITNESSES:	ORIGINAL GUARANTOR:

DEBARTOLO REAL ESTATE INVESTMENTS, LLC, a Florida limited liability company
/s/ Linda Pearce
Print Name: Linda Pearce

	By:	/s/ Geza Henni
Name: Geza Henni
/s/ Valerie Panou		Title: President
Print Name: Valerie Panou

STATE OF FLORIDA	)
	)	SS:
COUNTY OF HILLSBOROUGH	)

This instrument was acknowledged before me this ____ day of August, 2014 by Geza Henni as President of DEBARTOLO REAL ESTATE INVESTMENTS, LLC, a Florida limited liability company, on behalf of said limited liability company. He is personally known or has produced _______________________ as identification.

WITNESS my hand and seal the day and year aforesaid.

NOTARY PUBLIC

(SEAL)

[Signatures continue on next page]

WITNESSES:		NEW BORROWER:

ARC SSSEBFL001, LLC,
a Delaware limited liability company
/s/ Meghan Mc’Gory
Print Name:	Meghan Mc’Gory

		By:	/s/ Jesse C. Galloway
Name: Jesse C. Galloway
/s/ Michael Anderson			Title: Authorized Signatory
Print Name:	Michael Anderson

STATE OF __________________	)
) SS:
COUNTY OF ________________	)

This instrument was acknowledged before me this ____ day of August, 2014 by Jesse C. Galloway as Authorized Signatory of ARC SSSEBFL001, LLC, a Delaware limited liability company, on behalf of said entity. He is personally known or has produced ___________________________________________ as identification.

WITNESS my hand and seal the day and year aforesaid.

NOTARY PUBLIC

(SEAL)

[Signatures continue on next page]

WITNESSES:		NEW GUARANTOR:

AMERICAN REALTY CAPITAL – RETAIL
CENTERS OF AMERICA, INC.,
/s/ Meghan Mc’Gory		a Maryland corporation
Print Name: Meghan Mc’Gory

		By:	/s/ Nicholas Radesca
			Name:	Nicholas Radesca
/s/ Michael Anderson			Title:	Interim CFO
Print Name:	Michael Anderson

STATE OF __________________	)
) SS:
COUNTY OF ________________	)

This instrument was acknowledged before me this ____ day of August, 2014 by _____________________________ as _______________________ of AMERICAN REALTY CAPITAL – RETAIL CENTERS OF AMERICA, INC., a Maryland corporation, on behalf of said entity. He is personally known or has produced ___________________________________ as identification.

WITNESS my hand and seal the day and year aforesaid.

NOTARY PUBLIC

(SEAL)

WITNESSES:		NEW GUARANTOR:

AMERICAN REALTY CAPITAL – RETAIL
CENTERS OF AMERICA, INC.,
/s/ Meghan Mc’Gory		a Maryland corporation
Print Name: Meghan Mc’Gory

		By:	/s/ Nicholas Radesca
		Name:	Nicholas Radesca
/s/ Michael Anderson		Title:	Interim CFO
Print Name:	Michael Anderson

STATE OF __________________	)
) SS:
COUNTY OF ________________	)

This instrument was acknowledged before me this ____ day of August, 2014 by _____________________________ as _______________________ of AMERICAN REALTY CAPITAL – RETAIL CENTERS OF AMERICA, INC., a Maryland corporation, on behalf of said entity. He is personally known or has produced ___________________________________ as identification.

WITNESS my hand and seal the day and year aforesaid.

NOTARY PUBLIC

(SEAL)

WITNESSES:		LENDER:

/s/ Elizabeth Aeca		WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee for the Registered Holders of GS Mortgage Securities Corporation II, Commercial Mortgage Pass-Through Certificates Series 2014-GC20
Print Name:	Elizabeth Aeca

/s/ Margaret Benner		By:	KeyBank National Association,
Print Name:	Margaret Benner		as Master Servicer

By:	Berkadia Commercial Mortgage LLC, a Delaware limited liability company, as Subservicer

	By:	/s/ Gary A. Routzahn
		Name:	Gary A. Routzahn
		Title:	Authorized
Representative

COMMONWEALTH OF PENNSYLVANIA	)
	)	SS:
COUNTY OF MONTGOMERY	)

On this the ________ day of _______________, 2014, before me, the undersigned officer, personally appeared Gary A. Routzahn, who acknowledged himself to be the Authorized Representative of Berkadia Commercial Mortgage LLC, a Delaware limited liability company, as the Subservicer for KeyBank National Association, the Master Servicer for WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee on behalf of the Registered Holders of GS Mortgage Securities Corporation II, Commercial Mortgage Pass-Through Certificates Series 2014-GC20 and that he as such Authorized Representative being authorized to do so, executed the foregoing instrument on behalf of said entity for the purposes therein contained.

WITNESS my hand and seal the day and year aforesaid.

NOTARY PUBLIC

(SEAL)

SCHEDULE 1

RESERVE BALANCES

Immediately prior to the Effective Date:

Taxes Escrow:	$218,758.78

Hazard Insurance Escrow:	$56,000.70

Tenant Improvements Escrow:	$150,000.00

Replacement Reserve Escrow:	$19,529.15

Deferred Maintenance Escrow:	$23,434.40

Holdback Reserve:	$1,588,000.00

Total:	$2,055,723.03

SCHEDULE 2

LOAN DOCUMENT MODIFICATIONS

1.          Security Agreement and UCC Provisions. Any reference to a secured party or creditor or similar term in connection with any provisions in the Loan Documents relating to a security agreement or the Uniform Commercial Code shall mean and refer to Lender, and any reference to a debtor or similar term in any such provisions shall mean and refer to Buyer.

2.          Loan Documents; Defined Terms; Other Modifications. From and after the Effective Date:

(a)      Definitions; Terms.

(i)         Definitions. The following definitions set forth either in the section of the Loan Agreement that is captioned "DEFINITIONS" or in other terms and provisions of the Loan Agreement or the other Loan Documents are hereby modified as follows:

"Approved Management Agreement" shall mean that certain Property Management Agreement dated on or about the date hereof between New Borrower and Lincoln Retail REIT Services, LLC, a Delaware limited liability company, a copy of which is attached to the Subordination of Property Management Agreement executed in connection with this Agreement.

"Lockbox Account" shall mean the lockbox account into which income from the Property will be deposited, as identified in the Lockbox Account Agreement.

"Lockbox Account Agreement" shall mean that certain Deposit Account Control Agreement (Hard Lockbox) executed in connection with this Agreement by and among Lender, New Borrower, and Wells Fargo Bank, National Association, as the Bank.

"Operating Account Agreement" shall mean that certain Deposit Account Control Agreement (Soft Lockbox) to be executed in connection with this Agreement by and among Lender, New Borrower, and Wells Fargo Bank, National Association, as the Bank.

"Sponsor" shall mean, collectively, American Realty Capital – Retail Centers Of America, Inc., a Maryland corporation, and American Realty Capital Retail Operating Partnership, L.P., a Delaware limited partnership (i.e., the New Guarantor under this Agreement). Such change in the definition of the term "Sponsor" shall not limit any continuing liability of Original Guarantor pursuant to Section 4(a) of this Agreement.

"Subordination of Property Management Agreement" shall mean that certain Consent and Agreement of Manager and Subordination of Management Agreement executed by New Borrower and Lincoln Retail REIT Services, LLC, a Delaware limited liability company, in connection with this Agreement, as the same may from time to time be amended, restated, replaced, supplemented or otherwise modified in accordance with the Loan Agreement.

(ii)      Approved Property Manager. Effective as of the Effective Date, Lincoln Retail REIT Services, LLC, a Delaware limited liability company, shall be the current Approved Property Manager.

(iii)     Borrower. All references to "Borrower" in the Loan Documents shall mean and refer to New Borrower.

(iv)     Loan Documents. The term "Loan Documents" as used in this Agreement shall mean and refer to the Loan Documents, as expressly modified and amended by this Agreement.

(v)      Prior Owned Property. New Borrower represents and warrants to Lender that it does not as of the Effective Date, and has not previously, owned the Prior Owned Property or any other real property. The term "Prior Owned Property" and all references thereto in the Loan Agreement are hereby deleted.

(v)      SCG Leasing Agreement. New Borrower hereby represents and warrants to Lender that the SCG Leasing Agreement has expired or terminated and is not in force or effect as of the Effective Date; therefore, the term "SCG Leasing Agreement" and all references thereto in the Loan Agreement are hereby deleted.

(b)       Organizational Chart. The organizational chart attached hereto as Schedule 3 hereby replaces the organizational chart attached to the Loan Agreement as Exhibit A thereto. Buyer hereby represents and warrants that such replacement organizational chart is true, complete, and correct on and as of the Effective Date and that, as of the Effective Date, no Person other than those shown thereon has any ownership interest in, or right of control, directly or indirectly, in Borrower.

(c)       Section 2.3. Section 2.3(iv) is hereby deleted in its entirety, and the following is hereby substituted in its place:

(iv) so long as any particular Qualified Equityholder is in Control of Borrower, no more than forty-nine and nine-tenths percent (49.9%) of the direct or indirect ownership interests in Borrower or any Single Purpose Equityholder shall be transferred to any Person other than a Qualified Equityholder pursuant to this Section 2.3, and any such transfer to a Qualified Equityholder of more than forty-nine and nine-tenths percent (49.9%) of such ownership interests shall be subject to the payment to Lender of a transfer fee in an amount equal to 1.0% of the Principal Indebtedness at the time of such conveyance or transfer;

(d)      Financial Statements. The time periods for delivery of operating and financial statements set forth in Sections 5.12, 5.13, and 5.14 of the Loan Agreement are hereby modified and amended to provide that such operating and financial statements and balance sheets shall be delivered within (i) ninety (90) days after the end of each fiscal year of Borrower and forty-five (45) days after the end of each fiscal quarter of Borrower, as applicable, or (ii) such longer periods as may be permitted under the Loan Documents. Borrower shall not be required to deliver any statements as to equityholder capital or cash flow for the applicable time period.

(e)       Insurance. In the second sentence of Section 5.15(d) of the Loan Agreement, the term "30 days" (relating to the delivery of renewal policies  prior to the expiration of the then-current policy(ies)) is hereby deleted, and the term "10 days" is hereby substituted in its place.

3.             No TIC or DST Structure. Buyer shall not establish or create, or allow (i) a tenancy in common ownership structure with respect to the Property or any portion thereof, or (ii) a Delaware statutory trust ownership organizational structure with respect to Buyer or any direct or indirect equity interests in Buyer.

4.             Post-Closing Obligations. Within ten (10) business days after the Effective Date, New Borrower shall deliver to Lender the declaration pages of the insurance policies with respect to which the ACORD Certificates have been delivered. Additionally, if not completed on or before the Effective Date, within ten (10) business days after Lender provides the form of Operating Account Agreement to New Borrower, New Borrower shall execute and deliver the Operating Account Agreement and establish the Operating Account referenced therein, which agreement shall be in substantially the form of the standard "soft lockbox" Deposit Account Control Agreement used by Wells Fargo Bank, National Association, as the "bank" thereunder; New Borrower acknowledges and agrees that any funds to be allocated to or deposited in the Operating Account pursuant to the terms of the Loan Documents from and after the Effective Date shall be held by Lender in the Cash Management Account or a related subaccount until such Operating Account Agreement is executed and delivered and such Operating Account of New Borrower is established and active with Wells Fargo Bank, National Association, at which time such funds shall be allocated to or deposited in such Operating Account of New Borrower subject to and in accordance with the terms of the Loan Documents.

5.            Other Provisions.

(a)       Any approval by Lender of any limited liability company operating agreement, partnership agreement, articles of formation or organization, or any other organizational documents of New Borrower or New Guarantor, or any amendments thereto, in connection with the Transfer and Assumption shall not be deemed to constitute a waiver or modification of any term or provision of the Loan Documents (including those restricting or relating to (i) any further sale, transfer, conveyance, mortgage, encumbrance, pledge, assignment, or disposition of any legal or beneficial interest in "Borrower", "Guarantor", "Sponsor", or "Indemnitor", (ii) separateness or single purpose entity requirements, (iii) the incurring of debt, or (iv) commingling of the assets of "Borrower", except as may otherwise be expressly set forth in this Agreement.

(b)       Notwithstanding any delivery or notice to Lender or any servicer of the Loan, or its legal counsel, of updated or new surveys, property inspection reports, zoning reports, environmental reports, tax reports, or any other diligence materials or information relating to the Property or any party, in no event shall such delivery, or any review of any such materials by Lender or any such servicer, or its legal counsel, be deemed to constitute a waiver or modification of any term or provision of the Loan Documents. Without limitation, any reference in the Original Environmental Indemnity Agreement, the New Environmental Indemnity Agreement or the other Loan Documents to environmental reports or similar reports, assessments, or similar materials shall not be deemed to include any new or updated environmental reports, assessments, or similar materials delivered in connection with the Transfer and Assumption.

SCHEDULE 3

ORGANIZATIONAL CHART

(Replacement of Exhibit A to the Loan Agreement)

EXHIBIT A

LEGAL DESCRIPTION